REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of
Principal Real Estate Income Fund

In planning and performing our audit of the financial statements of Principal Real Estate Income Fund (the “Fund”)
as of and for the year ended October 31, 2017, in accordance with the standards of the Public Company Accounting
Oversight  Board  (United  States),  we  considered  the  Fund’s  internal  control  over  financial  reporting,  including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting.  Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial
reporting.   In  fulfilling  this  responsibility,  estimates  and  judgments  by  management  are  required  to  assess  the
expected  benefits  and  related  costs  of  controls.   A  fund’s  internal  control  over  financial  reporting  is  a  process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP).  A fund’s  internal  control  over  financial  reporting  includes  those  policies  and  procedures  that  (1)  pertain  to  the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the fund are being  made  only  in  accordance  with  authorizations  of  management  and  trustees  of  the  fund;  and  (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund’s assets that could have a material effect on the financial statements.

Because  of  its  inherent  limitations,  internal  control  over  financial  reporting  may  not  prevent  or  detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund’s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund’s internal control over financial reporting was for the limited purpose described in the first  paragraph  and  would  not  necessarily  disclose  all  deficiencies  in  internal  control  that  might  be  material weaknesses  under  standards  established  by  the  Public  Company  Accounting  Oversight  Board  (United  States).
However, we noted no deficiencies in the Fund’s internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of October
31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of the Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than

COHEN & COMPANY, LTD.
Cleveland, Ohio
December 22, 2017

C O H E N & C O M PA N Y, L T D.
800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board